   MORGAN STANLEY INSTITUTIONAL FUND TRUST - CORE PLUS FIXED INCOME PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                     AMOUNT OF     % OF     % OF
                                       OFFERING        TOTAL           SHARES     OFFERING FUNDS
     SECURITY      PURCHASE/  SIZE OF  PRICE OF      AMOUNT OF       PURCHASED   PURCHASED  TOTAL                       PURCHASED
    PURCHASED     TRADE DATE OFFERING   SHARES        OFFERING        BY FUND     BY FUND  ASSETS          BROKERS        FROM
----------------------------------------------------------------------------------------------------------------------------------
 Banc of America   11/09/07     --      $100.55   $817,600,000.00  13,800,000.00    1.68%   0.53%    Banc of America     Banc of
  Comm Mtg 2007                                                                                      Securities LLC,     America
   5.7451% due                                                                                      Lehman Brothers,
    2/10/2051                                                                                        Morgan Stanley

General Electric   11/29/07     --     $99.195   $4,000,000,000.00 11,680,000.00    0.29%   0.44%     Citi, PMorgan,     Lehman
  Company 5.250%                                                                                    Lehman Brothers,     Brothers
  due 12/6/2017                                                                                      Morgan Stanley

  United Health    02/04/08     --    $99.909000 $1,100,000,000.00   3,500,000      0.31%   0.13%    Banc of America    Citigroup
Group Inc. 6.00%                                                                                     Securities LLC,
  due 2/15/2018                                                                                      Citi, JPMorgan,
                                                                                                      Deutsche Bank
                                                                                                     Securities, Bear
                                                                                                   Stearns & Co. Inc.,
                                                                                                       Loop Capital
                                                                                                      Markets, LLC,
                                                                                                     Goldman, Sachs &
                                                                                                   Co., Merrill Lynch
                                                                                                      & Co., Morgan
                                                                                                     Stanley, Lehman
                                                                                                      Brothers, The
                                                                                                    Williams Capital
                                                                                                       Group, L.P.

 Hewlett Packard   02/25/08     --    $99.932000  $750,000,000.00    1,135,000      0.15%   0.04%    Banc of America     Banc of
  Co. 5.50% due                                                                                      Securities LLC,     America
     3/1/2018                                                                                        HSBC, JPMorgan,    Securities
                                                                                                  Lehman Brothers, BNP
                                                                                                     PARIBAS, Morgan
                                                                                                     Stanley, Credit
                                                                                                       Suisse, RBS
                                                                                                   Greenwich Capital,
                                                                                                      Deutsche Bank
                                                                                                   Securities, SOCIETE
                                                                                                    GENERALE, Lehman
                                                                                                        Brothers

Biogen IDEC Inc.   02/28/08     --    $99.184000  $550,000,000,00    735,000,00     0.13%   0.12%    Goldman, Sachs &    Merrill
   6.875% due                                                                                         Co., Banc of     Lynch & Co.
    3/1/2018                                                                                       America Securities
                                                                                                        LLC, Citi,
                                                                                                    JPMorgan, Lehman
                                                                                                    Brothers, Merrill
                                                                                                   Lynch & Co., Morgan
                                                                                                      Stanley, UBS
                                                                                                    Investment Bank